     As filed with the Securities and Exchange Commission on May 15, 1996
                                    Registration No. 33-
                                                        -----
         Post-Effective Amendment No. 1 to Registration No. 33-50933
- -----------------------------------------------------------------------------
                     SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                               ----------------

                                   FORM S-3
                            REGISTRATION STATEMENT
                                     Under
                           The Securities Act of 1933

                                      and

                                 Post-Effective
                              Amendment No. 1 to
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933
                               ----------------

                            THE RYLAND GROUP, INC.
             (Exact name of registrant as specified in its charter)

                Maryland                           52-0849948
   (State or other jurisdiction                 (I.R.S. Employer
  of incorporation or organization)            Identification No.)
                           11000 Broken Land Parkway
                           Columbia, Maryland  21044
                                (410) 715-7000
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                            David Lesser, Esquire
                 Executive Vice-President and General Counsel
                            The Ryland Group, Inc.
                           11000 Broken Land Parkway
                           Columbia, Maryland  21044
                                (410) 715-7000
          (Name, address, including zip code, and telephone number,
                  including area code, of agents for service)


       Approximate date of commencement of proposed sale to the public:
              From time to time after the effective date of this
                 Registration Statement as determined in light
                    of market conditions and other factors

      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the
following box.    /  /
                  --

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or
interest reinvestment plans, check the following box.   /xx/
                                                        ---

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier
effective registration statement for the same offering.    /  /
                                                           ---

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.    /  /
                          ---

      If delivery of the prospectus is expected to be made pursuant to Rule
434, please check the following box.    /  /
                           ---------------


                      CALCULATION OF REGISTRATION FEE
Title of Each                                 Proposed Maximum
Class of              Amount                  Offering
Securities to         to be                   Price
be Registered         Registered              Per Unit
- -------------         ----------             ----------------
Debt Securities       $150,000,000 (F2)       100%

Proposed Maximum             Amount
Aggregate                    of
Offering                     Registration
Price (F1)                   Fee
- ----------------            ------------
$150,000,000 (F2)            $51,725


(F1)  Estimated solely for purposes of calculation of the registration fee.

(F2) Such amount represents the principal amount of the Debt Securities issued at their principal amount, and the issue price rather than the principal amount of any Debt Securities issued at an original issue discount.

                       ---------------

      The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

                     -----------------

      In accordance with Rule 429 under the Securities Act of 1933, as amended, the Prospectus contained herein also relates to $50,000,000 aggregate amount of unsold securities previously registered on Form S-3, Registration Statement No. 33-50933 which was declared effective on November 9, 1993. This Registration Statement also constitutes Post-Effective Amendment No. 1 to Registration Statement No. 33-50933.

                   SUBJECT TO COMPLETION, DATED May 15, 1996

                                 $200,000,000

                             THE RYLAND GROUP, INC.

                                DEBT SECURITIES

                                ---------------

      The Ryland Group, Inc. (the "Corporation") may from time to time offer up to $200,000,000 aggregate principal amount of its unsecured debt securities (the "Debt Securities") consisting of debentures, notes and/or other unsecured evidences of indebtedness in one or more series. The Debt Securities may be offered as separate series in amounts, at prices and on terms to be determined in light of market conditions at the time of offering and set forth in a Prospectus Supplement or Prospectus Supplements. The Corporation may sell Debt Securities to or through underwriters, or to dealers, acting as principals for their own accounts, and reserves the right to sell Debt Securities directly to other purchasers or through agents on its own behalf.

      This Prospectus will be supplemented and accompanied by a Prospectus Supplement which shall set forth with regard to the Debt Securities to be offered hereunder, where applicable and relevant, the title, aggregate principal amount, denominations, maturity, interest rate (which may be fixed or variable) and time of payment of interest, if any, terms for redemption, if any, at the option of the Corporation or the holder, any terms for sinking or purchase fund payments, any terms for optional or mandatory redemption, any listing on a securities exchange, the initial public offering price, the names of any underwriters or agents involved in the sale of the Debt Securities, the principal amounts, if any, to be purchased by underwriters or agents, the compensation, if any, of such underwriters or agents and any other terms in connection with the offering and sale of the Debt Securities in respect of which this Prospectus is being delivered.

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
          SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
           COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION
              OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
                 ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY
                      REPRESENTATION TO THE CONTRARY IS A
                              CRIMINAL OFFENSE.
                           -----------------------

              THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT
               PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING.
                ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.
                               --------------


The date of this Prospectus is          , 1996.
                               --------

                             AVAILABLE INFORMATION

      The Corporation is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy or information statements and other information with the Securities and Exchange Commission (the "Commission"). This Prospectus contains information concerning the Corporation but does not contain all of the information set forth in the Registration Statement and exhibits thereto which the Corporation has filed with the Commission under the Securities Act of 1933, as amended (the "Securities Act"). Such reports and other information filed by the Corporation with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth St., N.W., Washington, D.C. 20549, and at the Regional Offices of the Commission at 7 World Trade Center, New York, New York 10048; and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Such materials can also be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The Corporation hereby incorporates by reference in this Prospectus its
(i) Annual Report on Form 10-K for the year ended December 31, 1995 and (ii) its Quarterly Report on Form 10-Q for the three months ended March 31, 1996.

      All documents filed by the Corporation pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Securities shall be deemed to be incorporated by reference in this Prospectus and made a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other document subsequently filed with the Commission which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.
Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

      The Corporation will provide without charge to each person to whom this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference herein (not including the exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to: Lawrence P. Cates, Director, Investor Relations, The Ryland Group, Inc., 11000 Broken Land Parkway, Columbia, Maryland 21044 (telephone number: (410) 715-7000).

                              THE CORPORATION

      Ryland is a leading national homebuilder and a mortgage-related financial services firm. The Corporation was incorporated in the State of Maryland in 1967. Its principal executive office is located at 11000 Broken Land Parkway, Columbia, Maryland 21044, telephone number (410) 715-7000.

                      RATIO OF EARNINGS TO FIXED CHARGES

      The ratios of earnings to fixed charges set forth below are computed on a consolidated basis. On a consolidated basis, the ratios of earnings to fixed charges include the earnings and fixed charges of Ryland Mortgage Company and subsidiaries, and the Corporation's limited-purpose subsidiaries.

                                                                 Three
                                                                 Months
                                                                 Ended
                               Year ended December 31,           March 31
                       1991    1992     1993    1994    1995      1996
                      ---------------------------------------------------
Ratio of Earnings
to Fixed Charges       1.00    1.11     --(F1)  1.26    --(F1)    1.00


(F1) For 1993, earnings were insufficient to cover fixed charges by $14.4 million, primarily due to a provision of $45 million for homebuilding inventories and joint venture investments. For 1995, earnings were insufficient to cover fixed charges by $47.5 million, primarily due to a $45 million impairment charge relating to homebuilding inventories and joint venture investments.

      Earnings available for fixed charges represent earnings before income taxes and fixed charges (excluding interest capitalized, net of amortization). Fixed charges represent interest incurred, amortization of debt expense, plus that portion of rental expense deemed to be the equivalent of interest.

                               USE OF PROCEEDS

      Except as otherwise stated in a Prospectus Supplement, the net proceeds from the sale of the Debt Securities will be added to the general funds of the Corporation and will be available for general corporate purposes, including the refinancing of existing indebtedness.


                       DESCRIPTION OF DEBT SECURITIES

      The following description of the terms of the Debt Securities sets forth certain general terms and provisions of the Debt Securities to which any Prospectus Supplement may relate. The particular terms of the Debt Securities offered by any Prospectus Supplement (the "Offered Debt Securities"), including the nature of any variations from the following general provisions applicable to such Offered Debt Securities, will be described in the Prospectus Supplement relating to such Offered Debt Securities.

      Any Senior Debt Securities (the "Senior Debt Securities") are to be issued under an Indenture (the "Senior Indenture") between the Corporation and the trustee identified in the applicable Prospectus Supplement (the "Senior Trustee"). Any Subordinated Debt Securities (the "Subordinated Debt Securities") are to be issued under an Indenture dated as of July 15, 1992 (the "Subordinated Indenture") between the Corporation and First Union National Bank of Virginia, as trustee. The Senior Indenture and Subordinated Indenture are sometimes referred to collectively as the "Indenture". Each of First Union National Bank of Virginia and the Senior Trustee is hereinafter referred to as a "Trustee" and they are collectively referred to as "Trustees". Copies of the Indentures are filed as exhibits to the Registration Statement of which this Prospectus is a part. The following summaries of certain provisions of the Debt Securities and Indentures do not purport to be complete and are subject to, and qualified in their entirety by reference to, all the provisions of the Indentures, applicable to a particular series of Debt Securities, including the definitions therein of certain terms. Wherever reference is made to particular sections, articles or defined terms of the Indentures, such sections or defined terms are incorporated herein by reference. Certain defined terms in the Indentures are capitalized herein and have the same meaning as in the Indenture.

GENERAL

      The Indentures do not limit the amount of debentures, notes or other evidences of indebtedness which may be issued thereunder. The Indentures provide that Debt Securities may be issued from time to time in one or more series up to the aggregate principal amount authorized by the Corporation for each series. Unless otherwise specified in the Prospectus Supplement, the Senior Debt Securities when issued will be unsecured and unsubordinated obligations of the Corporation and will rank equally and ratably with all other unsecured and unsubordinated indebtedness of the Corporation. The Subordinated Debt Securities when issued will be subordinated in right of payment to the prior payment in full of all Senior Debt (as defined below) of the Corporation, as described under "Subordination of Subordinated Debt Securities" and in the Prospectus Supplement applicable to an offering of Subordinated Debt Securities.

      The Corporation's financial services and some of its homebuilding operations are conducted through subsidiaries and any right of the Corporation to receive assets of these subsidiaries upon the liquidation or recapitalization of any such subsidiaries (and the consequent right of holders of the Debt Securities to participate in those assets) will be subject to the claims of such subsidiary's creditors, except to the extent that the Corporation is itself recognized as a creditor of such subsidiary. Even in the event the Corporation is recognized as a creditor of a subsidiary, the Corporation's claims would still be subject to any security interests in the assets of such subsidiary and any indebtedness of such subsidiary senior to that of the Corporation. Accordingly, the Debt Securities will in effect be subordinated to the claims of indebtedness of such subsidiaries against the assets of such subsidiaries. As of March 31, 1996, $834,247,000 of the Corporation's consolidated liabilities represents liabilities of such subsidiaries.

      The Prospectus Supplement relating to the Offered Debt Securities offered thereby will describe the following terms, where applicable, of the Offered Debt Securities: (1) the title of the Offered Debt Securities and the series of which the Offered Debt Securities shall be a part; (2) any limit on the aggregate principal amount of the Offered Debt Securities; (3) the price (expressed as a percentage of the aggregate principal amount thereof) at which the Offered Debt Securities will be issued; (4) the date or dates (or manner of determining the same) on which the principal of the Offered Debt Securities is payable; (5) the rate or rates (which may be fixed or variable) per annum (or a manner of determining the same) at which the Offered Debt Securities will bear interest, if any, and whether the interest rate on the Offered Debt Securities may be reset upon certain designated events; (6) the date from which such interest, if any, on the Offered Debt Securities will accrue, the dates on which such interest, if any, will be payable, the date on which payment of such interest, if any, will commence and the record dates for such interest payment dates, if any, and the extent to which, or the manner in which, any interest payable on a Global Security on an Interest Payment Date will be paid; (7) the place or places where principal of (and premium, if any) and interest on the Offered Debt Securities will be payable; (8) the period or periods within which, the price or prices at which, and the terms and conditions upon which the Offered Debt Securities may be redeemed, in whole or in part, at the option of the Corporation; (9) the obligation, if any, of the Corporation to redeem or purchase the Offered Debt Securities at the option of a Holder thereof, and the period or periods within which, the price or prices at which, and the terms and conditions upon which the Offered Debt Securities will be redeemed or purchased, in whole or in part, pursuant to such obligation; (10) the dates, if any, on which and the price or prices at which the Offered Debt Securities will, pursuant to any mandatory sinking fund provisions, or may, pursuant to any optional sinking fund provisions or pursuant to any purchase fund provisions, be redeemed by the Corporation, and the other detailed terms and provisions of such sinking and/or purchase fund;
(11) the denominations in which the Offered Debt Securities are authorized to be issued; (12) if other than the full principal amount thereof, the portion of the principal amount of the Offered Debt Securities which will be payable upon declaration of acceleration of the maturity thereof; (13) if other than the currency of the United States of America, the currency or currencies, including composite currencies, in which payment of the principal of (and premium, if any) and interest on the Offered Debt Securities will be payable; (14) if the amount of payments of principal of (and premium, if any) or interest on the Offered Debt Securities may be determined with reference to an index, the manner in which such amounts will be determined; (15) whether the Offered Debt Securities are to be issued with original issue discount within the meaning of Section 1273(a) of the Internal Revenue Code of 1986, as amended; (16) whether the Offered Debt Securities are to be issued in whole or in part in the form of one or more Global Securities and, if so, the identity of the depositary, if any, for such Global Security or Securities; (17) any addition to, or modification or deletion of, any Events of Default or covenants provided for with respect to the Offered Debt Securities; and (18) any other terms of the Offered Debt Securities.

      Debt Securities may be issued under the Indentures at an original issue discount, that is sold at a discount from their principal amount. Certain federal income tax and other considerations applicable thereto will be described in the Prospectus Supplement relating to any such Debt Securities.

DENOMINATIONS, REGISTRATIONS AND TRANSFER

      Unless otherwise provided in an applicable Prospectus Supplement with respect to a series of Offered Debt Securities, the Debt Securities will be issuable in fully registered form and in denominations of $1,000 or any integral multiple thereof. Offered Debt Securities of a series may be issuable in whole or in part in certificate form or in the form of one or more Global Securities, as described below under "Global Securities."

      Offered Debt Securities of any series (other than a Global Security) will be exchangeable for other Debt Securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations. Debt Securities may be presented for exchange as provided below, and Debt Securities (other than a Global Security) may be presented for registration of transfer (with the form of transfer endorsed thereon duly executed) at the Corporate Trust Office of the applicable Trustee, without service charge and upon payment of any taxes and other governmental charges payable in connection therewith. Such transfer or exchange will be effected upon the Trustee (as Security Registrar) being satisfied with the documents of title and identity of the person making the request.

PAYMENT AND PAYING AGENTS

      Unless otherwise indicated in the applicable Prospectus Supplement, payment of principal of, and premium, if any, and any interest on Debt Securities will be made at the office of such Paying Agent or Paying Agents as the Corporation may designate from time to time except that at the option of the Corporation payment of any interest may be made (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer to an account maintained by the Person entitled thereto. Unless otherwise indicated in the applicable Prospectus Supplement, payment of any installment of interest on Debt Securities will be made to the Person in whose name such Debt Security is registered at the close of business on the Regular Record Date for such interest.

      Unless otherwise indicated in an applicable Prospectus Supplement, the applicable Trustee will act as the Corporation's sole Paying Agent through its principal office with respect to the Debt Securities. Any Paying Agents outside the United States and other Paying Agents in the United States initially designated by the Corporation for the Offered Debt Securities will be named in an applicable Prospectus Supplement. The Corporation may at any time designate additional Paying Agents or rescind the designation of any Paying Agent or approve a change in the office through which any Paying Agent acts; provided, however, the Corporation will be required to maintain a Paying Agent in each Place of Payment for such series.

      All moneys paid by the Corporation to the applicable Trustee or a Paying Agent for the payment of principal of, and premium, if any, and any interest on any Debt Security which remains unclaimed at the end of two years after such principal, premium or interest shall have become due and payable will be repaid to the Corporation and the Holder of such Debt Security will thereafter look only to the Corporation for payment thereof.

GLOBAL SECURITIES

      The Debt Securities of a series may be issued in whole or in part in the form of one or more Global Securities that will be deposited with or on behalf of a depository (a "Depository") identified in the Prospectus Supplement relating to such series. Unless otherwise indicated in an applicable Prospectus Supplement, Global Securities will be issued in registered form and may be issued in either temporary or permanent form.

      The specific terms of the depository arrangement with respect to any Debt Securities of a series will be described in the Prospectus Supplement relating to such series. The Corporation anticipates that the following provisions will apply to all depository arrangements.

      Debt Securities which are to be represented by a Global Security to be deposited with or on behalf of a Depository will be registered in the name of such Depository or its nominee. Upon the issuance of a Global Security, the Depository for such Global Security will credit the respective principal amounts of the Debt Securities represented by such Global Security to the accounts of institutions that have accounts with such depository or its nominee ("participants"). The accounts to be credited shall be designated by the underwriters or agents of such Debt Securities or by the Corporation, if such Debt Securities are offered and sold directly by the Corporation. Ownership of beneficial interests in such Global Securities will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests by participants in such Global Securities will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by the Depository or its nominee for such Global Security. Ownership of beneficial interest in Global Securities by persons that hold through participants will be shown on, and the transfer of that ownership interest within such participant will be effected only through, records maintained by such participant. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Security.

      So long as the Depository for a Global Security, or its nominee, is the registered owner of such Global Security, such depository or such nominee, as the case may be, will be considered the sole owner or holder of the Debt Securities represented by such Global Security for all purposes under the applicable Indenture. Except as set forth below, owners of beneficial interests in such Global Securities will not be entitled to have Debt Securities of the series represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of Debt Securities of such series in definitive form and will not be considered the owners or holders thereof under the applicable Indenture.

      Payment of principal of, premium, if any, and any interest on Debt Securities registered in the name of or held by a Depository or its nominee will be made to the Depository or its nominee, as the case may be, as the registered owner or the holder of the Global Security. None of the Corporation, the Trustee, any Paying Agent or the Security Registrar for such Debt Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

      The Corporation expects that the Depository for a permanent Global Security, upon receipt of any payment of principal, premium or interest in respect of a permanent Global Security, will credit immediately participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Security as shown on the records of such Depository. The Corporation also expects that payments by participants to owners of beneficial interests in such Global Security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such participants.

      A Global Security may not be transferred except as a whole by the Depository for such Global Security to a nominee of such depository or by a nominee of such depository to such depository or another nominee of such depository or by such depository or any such nominee to a successor of such depository or a nominee of such successor. If a Depository for a permanent Global Security is at any time unwilling or unable to continue as depository and a successor depository is not appointed by the Corporation with 90 days, the Corporation will issue Debt

Securities in definitive form in exchange for all of the Global Securities representing such Debt Securities. In addition, the Corporation may at any time and in its sole discretion determine not to have any Debt Securities represented by one or more Global Securities and, in such event, will issue Debt Securities in definitive form in exchange for all of the Global Securities representing such Debt Securities. Further, if the Corporation so specifies with respect to the Debt Securities of a series, an owner of a beneficial interest in a Global Security representing Debt Securities of a series may, on terms acceptable to the Corporation and the Depository for such Global Security, receive Debt Securities of such series in definitive form.
In any such instance, an owner of a beneficial interest in a Global Security will be entitled to physical delivery in definitive form of Debt Securities of the Series represented by such Global Security equal in principal amount to such beneficial interest and to have such Debt Securities registered in its name.

EVENTS OF DEFAULT

      The following shall constitute events of default with respect to Debt Securities of any series then Outstanding: (i) default for a period of 30 days in payment of any interest on the Debt Securities of such series when due; (ii) default in payment of principal of (or premium, if any, on) the Debt Securities of such series when due; (iii) default on the deposit of any sinking fund payment, when and as due by the terms of a Debt Security of that series; (iv) default in performance of any other covenant in the applicable Indenture with respect to a series of Debt Securities which continues for 60 days after written notice to the Corporation by the applicable Trustee or by the Holders of at least 25% in principal amount of the Outstanding Debt Securities of that series; (v) certain events of bankruptcy, insolvency or reorganization; and (vi) such other events as may be established for the Debt Securities of a particular series as set forth in the related Prospectus Supplement.

      If an event of default with respect to Debt Securities of any series shall occur and be continuing, the applicable Trustee or the Holders of at least 25% in principal amount of the Outstanding Debt Securities of such series may declare the principal (or, if the Debt Securities of that series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of that series) of all of the Debt Securities of that series to be due and payable immediately. At any time after a declaration of acceleration with respect to Debt Securities of any series has been made, but before a judgment or decree based on acceleration has been obtained, the Holders of a majority in principal amount of the Outstanding Debt Securities of that series may, under certain circumstances, rescind and annul such acceleration.

      The Indentures provide that the applicable Trustee will, within 90 days after the occurrence of a default, give to Holders of the series of Debt Securities with respect to which a default has occurred notice of all uncured defaults known to it; but, except in the case of a default in the payment of principal (including any sinking fund payment) or interest on a series of Debt Securities with respect to which such default has occurred, the Trustee shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interest of such Holders.

      The Indentures provide that the applicable Trustee will be under no obligation, subject to the duty of the Trustee during default to act with the required standard of care, to exercise any of its rights or powers under the applicable Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee reasonable security or indemnity. Subject to such right of indemnification, the Indentures provide that the Holders of a majority in principal amount of the Outstanding Debt Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon the Trustee with respect to the Debt Securities of that series.

      The Corporation will be required to furnish to the Trustees annually a statement as to the performance by the Corporation of its obligations under the Indentures and as to any default in such performance.

SUBORDINATION OF SUBORDINATED DEBT SECURITIES

      Unless indicated in the Prospectus Supplement, the following provisions will apply to the Subordinated Debt Securities.

      The indebtedness evidenced by the Subordinated Debt Securities will be subordinated in right of payment to the extent set forth in the Subordinated Indenture to the prior payment in full of all Senior Debt of the Corporation. Senior Debt is defined in the Subordinated Indenture to include (a) all indebtedness of the Corporation (i) for money borrowed, (ii) evidenced by a note or similar instrument given in connection with the acquisition of any business, properties or assets, including securities, (iii) evidenced by notes, debentures, bonds or other instruments of indebtedness for the payment of which the Corporation is responsible or liable, by guarantees or otherwise, whether outstanding on the date of execution of the Indenture or thereafter created, incurred or assumed, (iv) with respect to an obligation under a swap agreement to exchange payments of a differing rate or rates or in differing currency or currencies, or (v) with respect to any other obligation of the Corporation which by agreement of the Corporation with or for the benefit of the holder of such obligation is expressly made superior in right of payment to the Subordinated Debt Securities, and (b) amendments, renewals, modifications, extensions and refundings of any such indebtedness, liabilities, obligations or guarantees; unless in any instrument or instruments evidencing or securing the same or pursuant to which the same is outstanding, or in any such amendment, renewal, extension or refunding, it is provided that such indebtedness, liabilities, obligations or guarantees are not superior in right of payment to the Subordinated Debt Securities or that such indebtedness, liabilities, obligations or guarantees are PARI PASSU with or junior in right of payment to the Subordinated Debt Securities. Senior Debt does not include (a) the Corporation's 10 1/2% Senior Subordinated Notes due July 15, 2002; (b) the Corporation's 9 5/8% Senior Subordinated Notes due June 1, 2004; (c) any indebtedness, liability or obligation of the Corporation to any Subsidiary or to an Affiliate of the Corporation or any Subsidiary; or
(d) any indebtedness, liability, guaranty or obligation of the Corporation, which provides by its terms that such indebtedness, liability, guaranty or obligation is subordinated in right of payment to any other indebtedness, liability, guaranty or obligation of the Corporation. At March 31, 1996, the Corporation had outstanding indebtedness in principal amount totaling $234,406,000 which would have constituted Senior Debt. The Indentures do not limit the amount of Senior Debt which the Corporation may incur.

      In the event of any voluntary or involuntary insolvency or bankruptcy proceedings or any receivership, liquidation, reorganization, dissolution or other winding-up of the Corporation (whether or not involving insolvency or bankruptcy) or similar proceeding relating to the Corporation, its property or its creditors as such, the holders of all Senior Debt then outstanding will be entitled to receive payment in full of the Senior Debt before the holders of the Subordinated Debt Securities are entitled to receive any payment on account of the principal of, premium, if any, or interest on the Subordinated Debt Securities. In addition, if (a) the principal on any Senior Debt is not paid when due or any other default on Senior Debt occurs and is continuing which permits the holders of Senior Debt to accelerate its maturity, and (b) such non-payment of principal or other default is the subject of a judicial proceeding or the Corporation receives notice of such a default, then the Corporation may not pay principal or interest on any Subordinated Debt Securities or acquire any Subordinated Debt Securities for cash or property other than capital stock of the Corporation or other securities that are subordinate to the Senior Debt at least to the same extent as the Subordinated Debt Securities. If any such notice of default is provided, a similar notice of default on any issue of Senior Debt given within nine months thereafter shall not be effective. The Corporation may resume payments on and acquire the Subordinated Debt Securities upon (a) the cure or waiver of the subject default, or (b) the passage of 120 days after the notice of default is given if such default has not become the subject of a judicial proceeding and payments are otherwise permitted under the Indenture. By reason of the foregoing subordination, in the event of insolvency, creditors of the Corporation who are not holders of the Subordinated Debt Securities may recover more ratably than holders of the Subordinated Debt Securities.

DEFEASANCE AND DISCHARGE

      The Indentures provide if such provision is made applicable to the Debt Securities of any series, that the Corporation will be discharged from any and all obligations in respect of the Debt Securities of such series (except for certain obligations to register the transfer or exchange of Debt Securities of such series, to replace stolen, lost or mutilated Debt Securities of such series, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the applicable Trustee, or another qualified corporate trustee, in trust, of money and/or U. S. Government Obligations which through the payment of interest and principal in respect of such U. S. Government Obligations in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any), and each installment of principal of (and premium, if any) and interest, if any, on the Debt Securities of such series on the Stated Maturity of such payments and any mandatory sinking fund payments or analogous payments applicable to the Debt Securities of such series on the day on which such payments are due and payable in accordance with the terms of the applicable Indenture and the Debt Securities of such series. Such a trust may only be established if, among other things, (i) the Corporation has received from, or there has been published by, the Internal Revenue Service a ruling to the effect that Holders of the Debt Securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amounts and in the same manner and at the same times, as would have been the case if such deposit, defeasance and discharge had not occurred, and (ii) the Corporation has delivered to the Trustee an Opinion of Counsel to the effect that the Debt Securities of such series, if then listed on The New York Stock Exchange, will not be delisted as a result of such deposit, defeasance and discharge.

MODIFICATION AND WAIVER

      The Corporation is permitted, with the consent of the Holders of not less than a majority in principal amount of the Outstanding Debt Securities of each series affected by the modification or amendment, to supplement the applicable Indenture to modify or amend the rights of the Holders of the Debt Securities; provided that no such modification or amendment shall, without the consent of the Holder of each Outstanding Debt Security affected thereby, (i) change the Stated Maturity of the principal of any Outstanding Debt Security or change the Redemption Price; (ii) reduce the principal amount of or the rate of interest on or any premium payable on redemption of any Outstanding Debt Security; (iii) modify the manner of determination of the rate of interest so as to affect adversely the interest of a Holder or reduce the amount of the principal of an Original Issue Discount Debt Security; (iv) change the place or currency of payment of principal of or interest, if any, on any Debt Security; (v) impair the right to institute suit for the
enforcement of any payment on or       with respect to any Debt Security; or
(vi) reduce the percentage in principal amount of Outstanding Debt Securities of any series, the consent of whose Holders is necessary to modify or amend the applicable Indenture or to waive compliance with, or defaults of, certain restrictive provisions of the applicable Indenture.

      The Holders of a majority in principal amount of an outstanding series of Debt Securities may, on behalf of all the Holders of such series, waive any past default except (i) a default in payment of the principal of (or premium, if any) or interest, if any, on any Debt Security of such series, or (ii) a default in respect of a covenant or provision of the applicable Indenture which cannot be amended or modified without the consent of the Holder of each Outstanding Debt Security of such series affected.

CONSOLIDATION, MERGER AND SALE OF ASSETS

      The Corporation may, without the consent of any Holders of Outstanding Debt Securities, consolidate or merge with or into, or transfer or lease its assets substantially as an entirety to any Person (other than a transfer of assets to one or more wholly-owned subsidiaries of the Corporation) and any other Person may consolidate or merge with or into, or transfer or lease its assets substantially as an entirety to, the Corporation, provided that (i) the Person formed by such consolidation or into which the Corporation is merged, or the Person which acquires or leases the assets of the Corporation substantially as an entirety, is organized under the laws of any United States jurisdiction and assumes the Corporation's obligations on the Debt Securities and under the applicable Indenture, (ii) after giving effect to the transaction, no Event of Default, and no event related to such transaction which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing, and (iii) certain other conditions are met.

CONCERNING THE TRUSTEES

      The applicable Trustees will act under the Indentures as Security Registrar, Authenticating Agent and Paying Agent unless otherwise designated by the Corporation.

NOTICES

      Notices to Holders will be transmitted by mail to the addresses of such Holders as they appear in the Security Register.

GOVERNING LAW

      The Indentures and the Debt Securities will be governed by, and construed in accordance with, the laws of the State in which the principal office of the Trustee is located.


                             PLAN OF DISTRIBUTION

      The Corporation may sell Debt Securities to or through underwriters, or to dealers, acting as principals for their own accounts, and reserves the right to sell Debt Securities directly to other purchasers or through agents on its own behalf. The distribution of the Debt Securities may be effected from time to time in one or more transactions at a fixed price or prices which may be changed from time to time, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Each Prospectus Supplement will describe the method of distribution of the offered Debt Securities.

      In connection with the sale of Debt Securities, underwriters and dealers may receive compensation from the Corporation or from purchasers of Debt Securities for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell Debt Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents who participate in the distribution of Debt Securities may be deemed to be underwriters under the Securities Act and any discounts or commissions received by them and any profit on the resale of Debt Securities by them may be deemed to be underwriting discounts and commissions under the Securities Act. Any such underwriter or agent will be identified and any such compensation will be described in the Prospectus Supplement.

      Under agreements which may be entered into by the Corporation, underwriters and agents who participate in the distribution of Debt Securities are expected to be entitled to indemnification by the Corporation against certain liabilities, including liabilities under the Securities Act.

      If so indicated in the Prospectus Supplement, the Corporation will authorize underwriters or other persons acting as the Corporation's agents to solicit offers by certain institutions to purchase Offered Debt Securities from the Corporation pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by the Corporation. The obligations of any purchaser under any such contract will be subject to the condition that the purchase of the Offered Debt Securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.


                            VALIDITY OF SECURITIES

      The legal validity of the Securities offered hereby will be passed upon for the Corporation by Piper & Marbury, L.L.P., Charles Center South, 36 South Charles Street, Baltimore, Maryland 21201.


                                  EXPERTS

      The consolidated financial statements and schedule of the Corporation at December 31, 1995 and 1994, and for the three years in the period ended December 31, 1995, appearing in the Corporation's Annual Report (Form 10-K) have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

                                   PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

      The following table sets forth the estimated expenses in connection with the offering of the Debt Securities other than underwriting discounts and commissions:


SEC Registration Fee                               $51,725
Blue Sky Fees and Expenses                         $20,000
Accounting Fees and Expenses                       $35,000
Legal Fees and Expenses                            $35,000
Trustee's Fees and Expenses                        $20,000
Printing and Engraving Fees and Expenses           $35,000
Miscellaneous                                      $13,275
                                                  --------
       TOTAL                                      $210,000
                                                  ========


Item 15.  Indemnification of Directors and Officers.

      1.      Statutory Provisions.

       Section 2-418 of the Maryland General Corporation Law provides as follows:

      (a) DEFINITIONS.--In this section the following words have the meanings indicated.

      (1) "Director" means any person who is or was a director of a corporation and any person who, while a director of a corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, other enterprise, or employee benefit plan.

      (2) "Corporation" includes any domestic or foreign predecessor entity of a corporation in a merger, consolidation, or other transaction in which the predecessor's existence ceased upon consummation of the transaction.

      (3)      "Expenses" include attorney's fees.

      (4)      "Official capacity" means the following:

                  (i) When used with respect to a director, the office of director in the corporation; and

                  (ii) When used with respect to a person other than a director as contemplated in subsection (j), the elective or appointive office in the corporation held by the officer, or the employment or agency relationship undertaken by the employee or agent in behalf of the corporation.

                  (iii) "Official capacity" does not include service for any other foreign or domestic corporation or any partnership, joint venture, trust, other enterprise, or employee benefit plan.

      (5) "Party" includes a person who was, is, or is threatened to be made a named defendant or respondent in a proceeding.

      (6) "Proceeding" means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative.

      (b) PERMITTED INDEMNIFICATION OF DIRECTOR.--(1) A corporation may indemnify any director made a party to any proceeding by reason of service in that capacity if the director:

      (i)      Acted in good faith;

      (ii)      Reasonably believed:

                  1. In the case of conduct in the director's official capacity with the corporation, that the conduct was in the best interests of the corporation; and

                  2. In all other cases, that the conduct was at least not opposed to the best interests of the corporation; and

      (iii) In the case of any criminal proceeding, had no reasonable cause to believe that the conduct was unlawful.

(2)      (i)      Indemnification may be against judgments,
penalties, fines, settlements, and reasonable expenses actually incurred by the director in connection with the proceeding.

      (ii) However, if the proceeding was one by or in the right of the corporation, indemnification may be made only against reasonable expenses and may not be made in respect of any proceeding in which the director shall have been adjudged to be liable to the corporation.

(3) The termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent creates a rebuttable presumption that the director did not meet the requisite standard of conduct set forth in this subsection.

      (c) NO INDEMNIFICATION OF DIRECTOR LIABLE FOR IMPROPER PERSONAL BENEFIT.--A director may not be indemnified under subsection (b) of this section in respect of any proceeding charging improper personal benefit to the director, whether or not involving action in the director's official capacity, in which the director was adjudged to be liable on the basis that personal benefit was improperly received.

      (d) REQUIRED INDEMNIFICATION AGAINST EXPENSES INCURRED IN SUCCESSFUL DEFENSE.--Unless limited by the charter:

            (1) A director who has been successful, on the merits or otherwise, in the defense of any proceeding referred to in subsection (b) of this section shall be indemnified against reasonable expenses incurred by the director in connection with the proceeding.

            (2) A court of appropriate jurisdiction, upon application of a director and such notice as the court shall require, may order indemnification in the following circumstances:

      (i) If it determines a director is entitled to reimbursement under paragraph (1) of this subsection, the court shall order indemnification, in which case the director shall be entitled to recover the expenses of securing such reimbursement; or

      (ii) If it determines that the director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the director has met the standards of conduct set forth in subsection (b) of this section or has been adjudged liable under the circumstances described in subsection (c) of this section, the court may order such indemnification as the court shall deem proper. However, indemnification with respect to any proceeding by or in the right of the corporation or in which liability shall have been adjudged in the circumstances described in subsection (c) shall be limited to expenses.

            (3) A court of appropriate jurisdiction may be the same court in which the proceeding involving the director's liability took place.

      (e) DETERMINATION THAT INDEMNIFICATION IS PROPER.--(1) Indemnification under subsection (b) of this section may not be made by the corporation unless authorized in the specific case after a determination has been made that indemnification of the director is permissible in the circumstances because the director has met the standard of conduct set forth in subsection (b) of this section.

      (2)  Such determination shall be made:

      (i) By the board of directors by a majority vote of a quorum consisting of directors not, at the time, parties to the proceeding, or, if such a quorum cannot be obtained, then by a majority vote of a committee of the board consisting solely of two or more directors not, at the time, parties to such proceeding and who were duly designated to act in the matter by a majority vote of the full board in which the designated directors who are parties may participate;

      (ii) By special legal counsel selected by the board of directors or a committee of the board by vote as set forth in subparagraph (i) of this paragraph, or, if the requisite quorum of the full board cannot be obtained therefor and the committee cannot be established, by a majority vote of the full board in which directors who are parties may participate; or

            (iii)      By the stockholders.

            (3) Authorization of indemnification and determination as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible. However, if the determination that indemnification is permissible is made by special legal counsel, authorization of indemnification and determination as to reasonableness of expenses shall be made in the manner specified in subparagraph (ii) of paragraph (2) of this subsection for selection of such counsel.

            (4) Shares held by directors who are parties to the proceeding may not be voted on the subject matter under this subsection.

      (f)      PAYMENT OF EXPENSES IN ADVANCE OF FINAL DISPOSITION OF ACTION.-
- -(1) Reasonable expenses incurred by a director who is a party to a proceeding may be paid or reimbursed by the corporation in advance of the final disposition of the proceeding, after a determination that the facts then known to those making the determination would not preclude indemnification under this section, upon receipt by the corporation of:

      (i) A written affirmation by the director of the director's good faith belief that the standard of conduct necessary for indemnification by the corporation as authorized in this section has been met; and

      (ii) A written undertaking by or on behalf of the director to repay the amount if it shall ultimately be determined that the standard of conduct has not been met.

            (2) The undertaking required by subparagraph (ii) of paragraph (1) of this subsection shall be an unlimited general obligation of the director but need not be secured and may be accepted without reference to financial ability to make the repayment.

            (3) Determinations and authorizations of payments under this subsection shall be in the manner specified in subsection (e) of this section.

      (g) VALIDITY OF INDEMNIFICATION PROVISION.--A provision for the corporation to indemnify a director who is made a party to a proceeding, whether contained in the charter, the bylaws, a resolution of stockholders or directors, an agreement or otherwise, except as contemplated by subsection (k) of this section, is not valid unless consistent with this section or, to the extent that indemnity under this section is limited by the charter, consistent with the charter.

      (h) REIMBURSEMENT OF DIRECTOR'S EXPENSES INCURRED WHILE APPEARING AS WITNESS.--This section does not limit the corporation's power to pay or reimburse expenses incurred by a director in connection with an appearance as a witness in a proceeding at a time when the director has not been made a named defendant or respondent in the proceeding.

      (i) DIRECTOR'S SERVICE TO EMPLOYEE BENEFIT PLAN.--For purposes of this section:

      (1) The corporation shall be deemed to have requested a director to serve an employee benefit plan where the performance of the director's duties to the corporation also imposes duties on, or otherwise involves services by, the director to the plan or participants or beneficiaries of the plan;

      (2) Excise taxes assessed on a director with respect to an employee benefit plan pursuant to applicable law shall be deemed fines; and

      (3) Action taken or omitted by the director with respect to an employee benefit plan in the performance of the director's duties for a purpose reasonably believed by the director to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the corporation.

      (j)      OFFICER, EMPLOYEE OR AGENT.--Unless limited by the charter:

      (1) An officer of the corporation shall be indemnified as and to the extent provided in subsection (d) of this section for a director and shall be entitled, to the same extent as a director, to seek indemnification pursuant to the provisions of subsection
(d);

      (2) A corporation may indemnify and advance expenses to an officer, employee, or agent of the corporation to the same extent that it may indemnify directors under this section; and

      (3) A corporation, in addition, may indemnify and advance expenses to an officer, employee, or agent who is not a director to such further extent, consistent with law, as may be provided by its charter, bylaws, general or specific action of its board of directors, or contract.

      (k) INSURANCE.-- A corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or who, while a director, officer, employee, or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, other enterprise, or employee benefit plan against any liability asserted against and incurred by such person in any such capacity or arising out of such person's position, whether or not the corporation would have the power to indemnify against liability under the provisions of this section.

      (l) REPORT OF INDEMNIFICATION TO STOCKHOLDERS.--Any indemnification of, or advance of expenses to, a director in accordance with this section, if arising out of a proceeding by or in the right of the corporation, shall be reported in writing to the stockholders with the notice of the next stockholders' meeting or prior to the meeting.

      2.      Charter Provisions.

      The Registrant has provided for indemnification by the following provision of its Charter: Article Eighth, Paragraph 8.

      (8) The Corporation shall indemnify its directors and officers, in all capacities in which such directors and officers serve the Corporation, to the full extent required or permitted by the General Laws of the State of Maryland now or hereafter in force, including the advance of expenses under the procedures and to the full extent permitted by law. The Corporation shall indemnify other employees and agents, in all capacities in which such employees and agents serve the Corporation, to such extent as shall be authorized by the Board of Directors or the By-Laws and be permitted by law. The foregoing shall not limit in any manner the authority of the Corporation to indemnify directors, officers, employees or agents of the Corporation to the extent authorized by the Board of Directors or the stockholders and permitted by law. The Board of Directors may take such action as is necessary to carry out these provisions and is expressly empowered to adopt, approve and amend from time to time such By-Laws, resolutions or contracts implementing these provisions or such further indemnification arrangements as may be permitted by law. No amendment or repeal of this Article EIGHTH, paragraph 8 of the Corporation's Charter shall apply to or have an effect on any right to indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal.

ITEM 16.  EXHIBITS.

Exhibit Number         Exhibit
- --------------         -------

1                  Form of Underwriting Agreement (filed as Exhibit A to
the Corporation's Current Report on Form 8-K dated
August 6, 1992 and incorporated by reference herein).

4.1                Proposed Form of Senior Indenture.

4.2 Subordinated Indenture dated as of July 15, 1992 by and between the Corporation and First Union National Bank of Virginia (filed as Exhibit B to the Corporation's
Current Report on Form 8-K dated August 6, 1992 and incorporated by reference herein).

5                  Opinion of Piper & Marbury L.L.P. as to Legality.

12                 Statement regarding computation of ratios of earnings
to fixed charges.

23.1               Consent of Ernst & Young LLP

23.2               Consent of Piper & Marbury L.L.P.
                   (included in Exhibit 5).

24                 Power of Attorney

25 (1)             Form T-1:  Statement of Eligibility and Qualification
under the Trust Indenture Act of 1939 of the Senior
Trustee.

- --------------------------


1 To be filed by amendment.



ITEM 17.  UNDERTAKINGS.

      (a) RULE 415 OFFERING. The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
Statement;

      (i)      To include any Prospectus required by Section
10(a)(3) of the Securities Act of 1933;

      (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration
Statement or any material change to such information in the Registration Statement;

      PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) INCORPORATION OF SUBSEQUENT EXCHANGE ACT DOCUMENTS. The undersigned Registrant undertakes hereby that, for purposes of determining liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) INDEMNIFICATION. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 and this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbia, State of Maryland, on May 14, 1996.

                                   THE RYLAND GROUP, INC.

                                   By:  /s/ R. Chad Dreier
                                        -------------------------------------
                                        R. Chad Dreier
                                        Chairman of the Board, President and
                                        Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

May 14, 1996                            /s/ R. Chad Dreier
                                        -------------------------------------
                                        R. Chad Dreier
                                        Chairman of the Board, Director,
                                        President and Chief Executive
                                        Officer (Principal Executive Officer)

May 14, 1996                            /s/ Michael D. Mangan
                                        -------------------------------------
                                        Michael D. Mangan
                                        Executive Vice President and Chief
                                        Financial Officer (Principal Financial
                                        Officer)

May 14, 1996                           /s/ Stephen B. Cook
                                       --------------------------------------
                                       Stephen B. Cook
                                       Vice President, Corporate Controller
                                       and Chief Accounting Officer
                                       (Principal Accounting Officer)

A Majority of the Board of Directors:

James A. Flick, Jr., Robert J. Gaw, Leonard M. Harlan, L.C. Heist, William L. Jews, William G. Kagler, John H. Mullin III, Charlotte St. Martin and John O. Wilson.

May 14, 1996                           /s/ R. Chad Dreier
                                       -----------------------------------
                                       R. Chad Dreier for Himself and as
                                       Attorney-in-Fact

                                  EXHIBIT INDEX



Exhibit Number      Description                                   Page
- --------------      -----------                                   ----

4.1             Proposed Form of Senior Indenture             29-103

5               Opinion of Piper & Marbury L.L.P.
                as to Legality                               104-105

12              Statement regarding computation of ratios
                of earnings to fixed charges.                    106

23.1            Consent of Ernst & Young LLP                     107

23.2            Consent of Piper & Marbury L.L.P.
                (included in Exhibit 5)                         ---

24              Power of Attorney                            108-109



(Footnote continued from previous page)

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5/9/96